KBC ENERGY SERVICES

                              PARTNERSHIP AGREEMENT

                                   BY AND AMONG

                       BAY STATE ENERGY ENTERPRISES, INC.,

                           ENI GAS SERVICES, INC., AND

                           KOCH ENERGY ALLIANCE COMPANY

































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                                      INDEX
                                      -----

   Section No.                                                   Page No.
   -----------                                                   --------

     1.   Definitions.                                               2

     2.   Formation and Purpose of the General Partnership.         10

     3.   Capital Contributions.                                    15

     4.   Capital Accounts; Allocation of Profits and Losses.       25

     5.   Distributions.                                            32

     6.   Accounting and Taxation.                                  33

     7.   Management of the Partnership.                            41

     8.   Limitation of Liabilities.                                49

     9.   Transfer or Pledge of Partnership Interests;
          Admission of New Partners                                 51

     10.  References to Money.                                      59

     11.  Termination and Right of Withdrawal.                      60

     12.  Arbitration.                                              67

     13.  General.                                                  69



     Schedule A - Percentage Interests

     Schedule B - Form of Promissory Note
















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                               KBC ENERGY SERVICES
                               -------------------
                              PARTNERSHIP AGREEMENT
                              ---------------------


          PARTNERSHIP AGREEMENT (this "Agreement") made this 19th day of JUNE,

   1995, by and among Bay State Energy Enterprises, Inc. ("BSEE") with offices at 300 Friberg Parkway, Westborough, Massachusetts 01581-5039, ENI Gas

   Services, Inc.  ("ENIG") with offices at P. O. Box 1500, Hartford,

   Connecticut 06144-1500, and Koch Energy Alliance Company ("KEAC") with offices at 600 Travis St., Houston, Texas 77253-3327 (each of BSEE, ENIG and

   KEAC being sometimes herein referred to individually as a "Partner" and collectively as the "Partners").

                                    RECITALS:

          WHEREAS, the Partners or their Affiliates, have conducted certain feasibility studies and undertaken certain other activities with respect to determining the feasibility of developing and operating a  business to provide energy services; and



          WHEREAS, the Partners have determined that development and operation of a  business to provide energy services is feasible and desirable, and wish to create a partnership for purposes of further pursuing the development and operation of such a business.



          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other good and valuable consideration,

   the receipt and sufficiency of which are acknowledged, the Partners,

   intending to be legally bound, agree as follows:


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   1.     DEFINITIONS.  Unless otherwise required by the context, the terms defined in this Section 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:



   1.1    ADDITIONAL PARTNER.  A Partner under this Agreement admitted in accordance with the provisions of Section 9.8.



   1.2    AFFILIATE.  Any Person which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with any Person, including, but not limited to:  A Parent of a Partner; such

   Parent's general or limited partners if the Parent is a limited partnership,

   and any corporation which owns directly or indirectly more than 50% of the voting stock of such a general or limited partner; a corporation more than

   50% of the outstanding voting stock of which is owned directly or indirectly by a Partner or a Parent of a Partner; or a corporation more than 50% of the outstanding voting stock of which is owned directly or indirectly by a corporation more than 50% of the outstanding voting stock of which is owned directly or indirectly by a Partner or by a Parent of a Partner.



   1.3    ASSOCIATE.  (a) Any natural person who is an Affiliate of a Partner,

   as defined in Section 1.2, (b) any officer, director or key employee of a

   Partner or an Affiliate of a Partner, (c) any trust or other estate in which any natural person specified in clause (a) or (b) of this Section 1.3 has a substantial beneficial interest or as to which such person serves as trustee, and (d) any relative or spouse of a natural person specified in



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   clause (a) or (b) of this Section 1.3, or any relative of such spouse, who has the same home as such person.



   1.4    CAPITAL ACCOUNT.  A Partner's Capital Account shall consist of the total Capital Contributions credited to the Capital Account of a Partner in accordance with Section 4, plus any profits of the Partnership and less any losses of the Partnership determined in accordance with Required Accounting

   Practice and allocated to such account in accordance with Section 4, less any distribution to such Partner pursuant to Sections 5 or 11.5.1, and other adjustments provided for herein or incorporated herein by reference including adjustments consistent with the provisions of Section 1.704-1(b)

   (2) (iv) of the Regulations.  For purposes of measuring a Partner's Capital

   Account, adjustments to Capital Accounts in accordance with the provisions

   Sections 1.704-1(b) (2) (iv) (f) and (g) of the Regulations shall be made where provided for in this Agreement, unless the Management Committee, by

   100% Vote, decides otherwise.



   1.5    CAPITAL CONTRIBUTION.  In accordance with Regulation Section 1.704-1,

   the amount of cash or the fair market value of other property contributed to the Partnership by a Partner with respect to the interest in the Partnership held by that Partner, made pursuant to this Agreement, and any other capital contributions pursuant to Section 3.



   1.6    CERTIFIED PUBLIC ACCOUNTANTS.  A firm of independent certified public accountants selected from time to time by the Management Committee.



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   1.7    CODE.  The Internal Revenue Code of 1986, as amended from time to time, or any successor law.



   1.8    DEFAULTING PARTNER.  A Partner which is in default of its obligation to make Capital Contributions when due hereunder and has received notice of such default pursuant to Section 3.3.4(a).



   1.9    DEFAULTED CONTRIBUTION.  As defined in Section 3.5.3.



   1.10   FORMATION DATE.  The date as of which the Partnership is formed and effective, as provided in Section 2.1.



   1.11   GENERAL MANAGER.  Person hired by the Management Committee who shall be responsible for overseeing Partnership's day to day operations.



   1.12   HOLDING COMPANY ACT.  The Public Utility Holding Company Act of 1935,

   as amended from time to time, or any successor or replacement statute.



   1.13   MANAGEMENT COMMITTEE.  The Management Committee as provided for in

   Section 7.



   1.14   NATURAL GAS ACT.  The Natural Gas Act, 15 U.S.C. Sections 717-717w.



   1.15   NATURAL GAS POLICY ACT.  The Natural Gas Policy Act, 15 U.S.C.

   Sections 3301-3432.



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   1.16   NECESSARY GOVERNMENTAL APPROVALS.  All licenses, certificates,

   permits, filings, approvals and determinations (all of which must be final and nonappealable) as may be necessary from federal, state and local authorities having jurisdiction as may be required in connection with (a)

   the formation and operation of the Partnership or the participation of a

   Partner therein and (b) the purchase, export, import, transportation and resale, if any, of the gas or services to be sold by the Partnership.



   1.17   NONRECOURSE DEDUCTIONS.  The definition set forth in Section 1.704-

   2(b)(1) of the Regulations.  The amount of Nonrecourse Deductions for a

   Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in

   Partnership Minimum Gain, determined according to the provisions of Section

   1.704-2(c) of the Regulations.



   1.18   NONRECOURSE LIABILITY.  The meaning set forth in Section 1.704-

   2(b)(3) of the Regulations.



   1.19   PARENT.  Any Person which owns directly or indirectly more than 50%

   of the outstanding voting stock of a Partner, or any general partners of such a Person if that Person is a partnership and any corporation which owns directly or indirectly more than 50% of the voting stock of such a general partner.



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   1.20   PARTNER.  Each of the Persons executing this Agreement, and any

   Person substituted for an original Partner and any Additional Partner which is admitted to the Partnership pursuant to Section 9, excluding any

   Withdrawn Partner or any Person for whom another Person has been substituted as a Partner in the Partnership pursuant to this Agreement.



   1.21   PARTNER NONRECOURSE DEDUCTIONS.  The definition set forth in Section

   1.704-2(i)(2) of the Regulations.  The amount of Partner Nonrecourse

   Deductions with respect to a Partner Nonrecourse Debt for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partner Nonrecourse Debt Minimum Gain attributable to such Partner

   Nonrecourse Debt during that fiscal year over the aggregate amount of any distributions during the fiscal year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with

   Section 1.704-2(i)(2) of the Regulations.



   1.22   PARTNER NONRECOURSE DEBT.  The meaning set forth in Section 1.704-

   2(b)(4) of the Regulations.



   1.23   PARTNER NONRECOURSE DEBT MINIMUM GAIN.  An amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse



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   Liability, determined in accordance with Section 1.704-2(i) of the

   Regulations.



   1.24   PARTNERSHIP.  The partnership created by this Agreement.



   1.25   PARTNERSHIP MINIMUM GAIN.  The definition set forth in Section 1.704-

   2(d) of the Regulations.



   1.26   PERCENTAGE INTEREST.  The percentage interest in the Partnership for each Partner as initially set forth on Schedule A hereto and as modified from time to time in accordance with the provisions of this Agreement.



   1.27   PERSON.  An individual or legal entity with the capacity to contract,

   including without limitation a corporation, joint stock company, business trust or general or limited partnership.



   1.28   PRE-FORMATION DATE EXPENDITURES.   Expenditures made by any Partner

   or any of its Affiliates prior to the Formation Date, if subsequently approved by the Management Committee, incurred in the course of activities reasonably related to planning, obtaining governmental approvals for,

   negotiating the terms of and obtaining office space with other Persons, or financing Partnership creation or operation.  The Management Committee shall not unreasonably withhold any approvals.



   1.29   REGULATION(S).  The Income Tax Regulations promulgated under the

   Code, as such Regulations may be amended from time to time (including



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   corresponding provisions of succeeding Regulations).



   1.30   REPRESENTATIVE.  The individual designated by a Partner or Partners to serve as a member of the Management Committee.



   1.31   REQUIRED ACCOUNTING PRACTICE.  Generally accepted accounting principles as practiced in the United States at the time prevailing for companies engaged in a business similar to that of the Partnership.



   1.32   SECURITIES AND EXCHANGE COMMISSION.  The United States Securities and

   Exchange Commission or any successor thereto.



   1.33   100% VOTE/UNANIMOUS VOTE.  The affirmative vote, written approval or written consent of the Representatives of Partners, having 100% of the

   Percentage Interests of the Partners, or in the case of the words "Partners"

   or "members of the Management Committee" preceded by any qualifying term such as "remaining" or "non-defaulting", the affirmative vote, written approval or written consent of such Persons, or representatives of such persons, having 100% of the Percentage Interests of all such Persons so referred to.



   1.34   STARTUP COSTS OF PARTNERSHIP.  All costs and expenses, incurred,

   assumed or paid by the Partners for the acquisition, planning, financing,

   construction and start-up of the Partnership, and securing Necessary

   Governmental Approvals therefor determined in accordance with Required

   Accounting Practice.



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   1.35   65% VOTE.  The affirmative vote, written approval or written consent of the Representatives of Partners, having 65% or more of the Percentage

   Interests of the Partners, or in the case of the words "Partners" or

   "members of the Management Committee" preceded by any qualifying term such as "remaining" or "non-defaulting", the affirmative vote, written approval or written consent of such Persons or representatives of such Persons,

   having 65% or more of the Percentage Interests of all such persons so referred to.



   1.36   WITHDRAWN PARTNER.  A person who (a) has withdrawn from the

   Partnership pursuant to Section 11.4 or (b) is deemed to have withdrawn from the Partnership pursuant to sections 3.3.4 or 11.3 of this Agreement.



   1.37   WITHDRAWN PARTNER FORMER CAPITAL ACCOUNT.  A contingent obligation of the Partnership to a Withdrawn Partner equal to such Withdrawn Partner's

   Capital Account (as of the date immediately prior to its withdrawal),

   increased by the amount of any liabilities of the Partnership paid by such

   Withdrawn Partner after withdrawal pursuant to section 3.5.2, and decreased by all payments made to such Withdrawn Partner after its withdrawal pursuant to Section 3.5.













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   2.     FORMATION AND PURPOSE OF THE GENERAL PARTNERSHIP.
          ------------------------------------------------

   2.1    FORMATION.  The parties hereby form a general partnership pursuant to the Uniform Partnership Act of the Commonwealth of Massachusetts to be

   effective as of 12:01 A.M. on JUNE 19, 1995 ("Formation Date").  The

   Partnership shall continue from and after the Formation Date until terminated in accordance with Section 11 hereof.



   2.2    NAME.  The name of the Partnership shall be KBC Energy Services.



   2.3    PURPOSE.  The purpose of the Partnership will be to provide a full range of energy services to its customers in a manner that satisfies customers' physical and financial requirements while creating profit opportunities for the Partnership.  In particular, the services that the

   Partnership will provide may include, but are not limited to, the provision of  peak, swing and/or interruptible services relating to the acquisition of natural gas, fuel oil, propane and electricity.  Also, transportation related services may be provided including, but not limited to, interstate pipeline service and local and intrastate delivery service.  In addition,

   other services which may be offered include balancing, load management,

   energy management, coordinating and nominating energy products for the customer, investment in customer energy projects, provision of negotiating services on behalf of customer with energy providers, provision of financial products and services, provision of storage services for customers, pricing customization, and various administrative and agency functions.  The

   Partnership will also have the authority to undertake all other activities


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   related, necessary, appropriate or incidental to the provision of the services referenced above.



   2.4    EMPLOYEE SELECTION AND DEVELOPMENT.  The Management Committee shall select a General Manager of the Partnership and such individual will be qualified to manage the Partnership's day to day to operations, and other functions including but not limited to preparation of operational budgets,

   forecasts, and marketing plans.  The General Manager shall also be responsible, with Management Committee approval, for hiring account representatives,  support staff analysts and  other personnel as needed.

   The selection of the General Manager will require the Unanimous Vote of the

   Management Committee.  The Management Committee shall determine the number of employees to be employed by the Partnership and the Management Committee shall determine the rates of compensation for the General Manger and the other employees of the Partnership.  The General Manager shall report to the

   Management Committee on a pre-determined basis, as directed by the

   Management Committee.  The Management Committee will be responsible for the overall direction of the Partnership's activities including, but not limited to, establishing and/or approving operational policies and strategies, day to day operational methods, risk limits, long-term  contracts entered into by the Partnership and investments made by the Partnership.



   2.5    GOVERNMENTAL APPLICATION.  The Partners shall cooperate in securing all Necessary Governmental Approvals.















   2.6    REPRESENTATIONS AND WARRANTIES CONCERNING FORMATION OF THE

   PARTNERSHIP.



   2.6.1  GENERAL REPRESENTATIONS AND WARRANTIES.  Each Partner, at the time of its admission to the Partnership, represents and warrants that the execution and delivery of this Agreement, the formation or continuation of the

   Partnership, as the case may be, and the performance of its obligations hereunder will not contravene or conflict with any provision of law or of the charter or other organizing document of such Partner or the bylaws of such Partner if a corporation, or contravene, conflict with or constitute a default under, any indenture, mortgage, instrument or other agreement of such Partner or any order of any court, commission or governmental agency applicable to such Partner.  Each Partner further represents, warrants and covenants that (a) it is, and for so long as it is a Partner hereunder it will do or cause to be done all things necessary to continue to be, a Person duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) it will not, without the prior consent of the Management Committee, incur any indebtedness (direct or contingent) of any kind (except indebtedness incurred to meet obligations hereunder and owing to an Affiliate or incurred as a result of being a Partner and except indebtedness of the Partnership, for which such Partner, as a Partner, may be deemed liable under applicable law), acquire any assets or enter into or conduct any business or activity of any kind, except to the extent necessary or appropriate in connection with the performance by it of the terms of this

   Agreement or incidental to its status as a Partner,  (c) the execution and



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   delivery of this Agreement has been duly authorized, and this Agreement,

   when executed and delivered by such Partner, will be its valid and binding agreement, enforceable in accordance with the terms hereof.



   2.6.2  REPRESENTATIONS AND WARRANTIES CONCERNING THE HOLDING COMPANY ACT.

     (a)  All Partners represent and warrant that they are not holding companies, or subsidiaries or affiliates of holding companies which are required to be registered with the Securities and Exchange

          Commission under the Holding Company Act and the rules and regulations promulgated thereunder, within the meaning of the Holding

          Company Act.

     (b)  All Partners represent and warrant that no interests will be transferred and no other actions will be taken which would result in

          50% or more of the Percentage Interests in the Partnership being held by entities which are registered holding companies under the Holding

          Company Act, or subsidiaries or affiliates of registered holding companies under the Holding Company Act.

     (c)  All Partners represent and warrant that no actions of any kind will be taken by the Partnership or a Partner that will require the

          Partnership, a Partner or an Affiliate of a Partner to be registered as a Holding Company under the Holding Company Act unless approved by

          100% vote of the Management Committee or the Person to be subject to the Holding Company Act consents to such actions.

   2.7    OFFICES.  The principal offices of the Partnership shall be at such place as the Management Committee may from time to time determine.  Written notice of any change in such offices shall be given to each Partner.



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   2.8    DEVELOPMENT OF THE PARTNERSHIP.



   2.8.1  Subject to 13.10, each Partner shall devote such efforts as shall be reasonable and necessary to develop and promote the Partnership.



   2.8.2  The Management Committee shall, by 100% Vote, approve a budget for the operation of the Partnership and shall from time to time determine the amounts and timing of Capital Contributions to be made to the Partnership by or on behalf of each Partner in accordance with such Partner's respective

   Percentage Interest.

































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   3.     CAPITAL CONTRIBUTIONS.
          ---------------------

   3.1    INITIAL CAPITAL CONTRIBUTIONS.

   3.1.1  The initial Capital Contribution of each Partner to the Partnership shall be as determined by the Management Committee in accordance with this

   Section 3.



   3.1.2  Capital Contributions made by each Partner shall, as provided in this

   Section 3 and in Section 2.8.2, be credited to its respective Capital

   Account as of the date received.



   3.1.3  The assets, if any, acquired by means of the Pre-Formation Date

   Expenditures of the Partners shall be and are hereby contributed to the

   Partnership:



     (a)  The valuation by the Partnership of the Pre-Formation Date

          Expenditures credited to each Partner shall be subject to the determination of the Management Committee, prior to such crediting by

          100% Vote; provided however, that the valuation of all Pre-Formation

          Date Expenditures shall be finally determined by the Management

          Committee no later than thirty (30) days after the Formation Date;

     (b)  Each Partner may have reasonable access to the books and records of the other Partners and any Affiliate which has incurred expenditures to be credited to a Partner, as appropriate and only to the extent necessary, to verify the accuracy of such expenditures; and

     (c)  The expenditures credited to each Partner shall be supported in reasonable detail by an audited statement or by a verified statement


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          signed by an officer of the Partner with the knowledge or information and authority to make such verification.

   3.1.4  If any Partner or Affiliate thereof has incurred Pre-Formation Date

   Expenditures, as finally determined in accordance with section 3.1.3, each

   Partner shall, no later than sixty (60) days after the Formation Date, make a cash Capital Contribution to the Partnership, as appropriate, in order to as-

   sure that the ratio of such Partner's Capital Account balance to the aggre-

   gate of all Partners' Capital Account balances, after taking into effect the

   Pre-Formation Date Expenditures credited to the Capital Accounts of the Part-

   ners in accordance with sections 3.1.2 and 3.1.3, will be equal to the Per-

   centage Interest of such Partner set forth on Schedule A to this Agreement

   (subject to any prior adjustment to such Partner's Percentage Interest effec-

   ted in accordance with the provisions of this Agreement).  Unless otherwise agreed by 100% Vote  of the remaining members of the Management Committee,

   in the event, after the Formation Date, of (a) the withdrawal of a Partner or

   (b) a transfer of a Partner's interest or (c) payment of a Capital Contribu-

   tion as provided in Section 3.5.3, the Percentage Interests set forth on

   Schedule A as such Percentage Interests have been adjusted from time to time pursuant to this Agreement, shall be further adjusted so that the Percentage

   Interest of each remaining Partner shall be equal to a fraction, the numera-

   tor of which is such Partner's Capital Account and the denominator of which is the sum of all the Partners' Capital Accounts, rounded to the nearest ten-

   thousandth of one percent.  The Percentage Interests set forth on Schedule

   A, as they may be adjusted from time to time in accordance with the provisions of this Agreement, shall govern the obligations to  make Capital

   Contributions as specified in this Section 3. For purposes of determining









   adjustments to Partners' Percentage Interests pursuant to this Section

   3.1.4, the latest monthly statement of Capital Accounts delivered to the

   Partners shall be controlling.



   3.2    FORMATION DATE CAPITAL CONTRIBUTIONS.

   3.2.1  On or after the Formation Date, each Partner shall contribute to the capital of the Partnership in the form of a note payable to the Partnership,

   an amount equal to its Percentage Interest multiplied by the aggregate amount as designated by a 100% Vote of the Management Committee in substantially the form attached hereto as Schedule B.  The note payable shall be credited to the respective Partner's Capital Account as of the specified date.  Each Partner shall at all times while the Partnership exists maintain liquid assets sufficient to pay the outstanding balance of any note payable to the Partnership.



   3.3    PAYMENT OF CAPITAL CONTRIBUTIONS.

   3.3.1  The Management Committee shall issue, or cause to be issued, a written request to each Partner for payment of cash or other tangible

   Capital Contributions against a respective Partner's note payable to the

   Partnership, to be made by a specific date.  The payments shall be consistent with the Partnership operating budget most recently approved by the Management Committee as provided in this Agreement, subject only to such variation in the timing of such payments as may be necessitated by the cash requirements of the Partnership.  All amounts received by the Partnership from a Partner pursuant to this section 3.3 shall reduce the balance of the

   Partner's note payable to the Partnership.  All amounts received from a









   Partner after the date specified shall be accompanied by interest on such overdue amounts, which interest shall be payable to the Partnership and shall accrue from and after such specified date at a rate equal to the lesser of 2% over the prime rate announced as in effect by First National

   Bank of Boston from time to time, or the maximum interest rate allowed for this purpose pursuant to the laws of the Commonwealth of Massachusetts.  Any such interest paid shall be credited to the respective obligations, if any,

   of all of the Partners to make Capital Contributions and to the Capital

   Accounts of the Partners on a pro rata basis in accordance with their respective Percentage Interests as of the date such payment is made to the

   Partnership after giving effect to the payment of the Capital Contribution with respect to which such interest accrued.



   3.3.2  Each written request issued pursuant to Section 3.3.1 shall contain the following information:

     (a)  The total amount of Capital Contributions requested from all

          Partners;

     (b)  The amount of Capital Contributions requested from each Partner, such amounts to be in accordance with the Percentage Interests of the

          Partners;

     (c)  The purpose for which the funds are to be applied in such reasonable detail as the Management Committee shall direct; and

     (d)  The date on which payments of the Capital Contributions shall be made

          (which date shall be not less than thirty (30) days following the date the request is given) and the method of payment, provided that such date and method shall be the same for each of the Partners.









   3.3.3  Each Partner agrees that it shall make payments of its respective

          Capital Contributions in accordance with requests issued pursuant to

          Section 3.3.1.



   3.3.4  (a)  In the event a Partner shall default in the performance of any of its obligations to make any Capital Contribution to the

          Partnership in accordance with the terms of this Agreement and such default shall continue uncured for a period of thirty (30) days after the giving of notice to all of the Partners or their Representatives of such default by any of the other Partners or for such extended cure period as may be approved by 65% Vote of the Management

          Committee exclusive of Representatives of Defaulting Partners, then such Partner shall be deemed to have withdrawn from the Partnership effective as of the 31st day after such notice or the day after expiration of the extended cure period, as the case may be, and such

          Defaulting Partner shall thereafter be a Withdrawn Partner.

          Subsequent to any such event of default and unless and until such default shall be cured as provided in Section 3.3.4(c), the

          Defaulting Partner shall have no right to receive any allocations which are attributable to its interest in the Partnership and made in accordance with Section 4 and no distribution shall be made to the

          Defaulting Partner under Section 5.  Notwithstanding the above, the allocation and distributive shares of a Defaulting Partner shall be retained by the Partnership until such time as (i) the Defaulting

          Partner has timely cured the default, at which time the Partnership shall make such allocation to the Defaulting Partners and shall









          distribute the retained funds, without interest, or (ii) the

          Defaulting Partner has become a Withdrawn Partner, at which time the allocations and the funds so retained shall remain Partnership property.



     (b)  After the receipt of such notice of default pursuant to Section

          3.3.4(a) and prior to the curing of any such default as provided in

          Section 3.3.4(c) of this Agreement or the withdrawal of the

          Defaulting Partner as provided in Section 3.3.4(a), a Defaulting

          Partner shall continue to be a Partner and shall continue to be obligated to make all Capital Contributions as provided in this

          Section 3.3; provided however, that until such default is cured, such

          Defaulting Partner's Representative shall not have any vote in matters to be acted upon by the Management Committee, and such

          Defaulting Partner's Percentage Interest shall not be considered in determining the total Percentage Interests of the Partners for the purpose of any vote of the Management Committee.



     (c)  A Defaulting Partner shall be deemed to have cured all defaults under this Section 3.3 when it has fulfilled its obligations to make all payments then due under Section 3.3 prior to the end of the period for cure as provided in Section 3.3.4(a).



      (d) Notwithstanding any other provision hereof, the obligation of a

          Partner to make any Capital Contribution hereunder shall not be











          reduced because of the Partner's previous failure to make any Capital

          Contribution.



   3.4    VOLUNTARY CONTRIBUTIONS.  No Partner shall make any Capital

   Contributions to the Partnership except pursuant to Section 2.8.2 and this

   Section 3.



   3.5    WITHDRAWN PARTNER.



   3.5.1  CONSEQUENCES OF WITHDRAWAL.



     (a)  A Withdrawn Partner which has withdrawn from the Partnership pursuant to Section 3.3.4,  Section 11.3 or Section 11.4 shall be entitled to receive payment from the Partnership, at a time or times when the

          Management Committee determines in good faith that such payment may be made without undue hardship to the Partnership or any Partner, of an amount equal to its Capital Account on the date of withdrawal

          (increased by the amount of any liability paid by such Withdrawn

          Partner after the date of withdrawal pursuant to Section 3.5.2),

          payable either in a lump sum or in installments as determined by the

          Management Committee, in its sole discretion.  To the extent that the

          Management Committee does not determine to make such a payment, a

          Withdrawn Partner which has involuntarily withdrawn from the

          Partnership pursuant to Section 3.3.4 or Section 11.3 or has voluntarily withdrawn pursuant to Section 11.4 shall be entitled only to such amounts as may be distributed pursuant to Section 11.5.









          Notwithstanding the foregoing, where a Partner voluntarily withdraws from the Partnership pursuant to Section 11.4, in the absence of an intervening event requiring the dissolution and winding up of the

          Partnership, it shall be entitled to receive such payment no later than three (3) years from the date of its withdrawal.  From and after the date of its withdrawal, the Capital Account balance of such a

          Withdrawn Partner shall be a contingent obligation of the Partnership and be recorded in its Withdrawn Partner Former Capital Account, and

          the Withdrawn Partner's Capital Account shall be reduced to zero and eliminated.



     (b)  The rights of a Withdrawn Partner set forth in Section 3.5.1(a) shall

          (i) be subordinate to the rights of any other creditor of the

          Partnership, (ii) not impair in any way the rights of continuing

          Partners to receive distributions pursuant to Section 5, (iii) not include any right on the part of the Withdrawn Partner to receive any interest or other amounts with respect thereto, (iv) not be a personal obligation of any Partner and (v) be paid as provided for in

          Section 11.5 in the event of dissolution.



   3.5.2  FURTHER EFFECT.  Any Partner that shall have (a) elected to withdraw or been deemed to have withdrawn from the Partnership pursuant to  sections

   3.3.4, 11.3 or 11.4 or (b) withdrawn in contravention of this Agreement,

   shall have only those rights specifically set forth in this Agreement and such Partner's status as a Partner shall automatically terminate.  Except as provided in Section 11.2.3, withdrawal by a Partner as described in the









   preceding sentence shall not effect a dissolution and winding up of the

   Partnership.  A Withdrawn Partner shall remain obligated for all liabilities attributable to its respective interest in the Partnership accruing prior to the date of its withdrawal, including any such liabilities maturing after such withdrawal but originating from actions taken prior thereto.  Upon a

   Partner's election to withdraw or where a Partner is deemed to have withdrawn, all of such Withdrawn Partner's rights, title and interests in or related to the Partnership shall revert to the remaining Partners in accordance with the terms of this Agreement, so that they may continue to operate the Partnership which shall be their sole and exclusive right.



   3.5.3  CONSEQUENCES OF WITHDRAWAL TO REMAINING PARTNERS.

     (a)  PERCENTAGE INTEREST.  If a Partner becomes, or is deemed to have become, a Withdrawn Partner in accordance with any provision of this

          Agreement, the Percentage Interest of such Withdrawn Partner shall be allocated among the Partners on the basis agreed to by Unanimous Vote of such remaining Partners; provided however, that if the remaining

          Partners are unable to reach such agreement, the Percentage Interest of the Withdrawn Partner shall be allocated among the remaining

          Partners pro rata on the basis of their Percentage Interests.  Either such allocation must be made within seven (7) days of a Partner's withdrawal.

     (b)  Capital Contributions.  In the event any Partner shall have withdrawn from the Partnership or be deemed to have withdrawn from the

          Partnership pursuant to the provisions of this Agreement, if the

          Management Committee determines that an amount equal to the whole or









          any portion of the amount of the Capital Contributions which such

          Withdrawn Partner failed to pay when due or had been requested to pay pursuant to Section 3.3.1 (which amount shall be herein called the

          "Defaulted Contribution") should be contributed to the Partnership by remaining Partners in order to meet the cash needs of the

          Partnership, it shall promptly provide written notice of such determination to each remaining Partner, which notice shall state the amount of the Defaulted Contribution.  Each remaining Partner shall have the right to elect (by written notice to the other Partners within ten (10) days of the date of the notice from the Management

          Committee of the Defaulted Contribution) to contribute any percentage of the Defaulted Contribution not in excess of the percentage determined by dividing the Percentage Interest of such remaining

          Partner by the sum of the Percentage Interests of all remaining

          Partners who so elect to contribute a portion of the Defaulted

          Contribution (any percentage so elected being hereafter called an

          "Elected Percentage"); provided however, that (a) those Partners who so elect to satisfy a portion of the Defaulted Contribution may agree to allocate the amounts of their contributions among such Partners in a manner other than that provided for in this Section 3.5.3 and (b)

          the sum of the Elected Percentages of the Partners who so elect to satisfy the Defaulted Contribution must be equal to 100% of the

          Defaulted Contribution.  In the event that such Partners do not elect to contribute an amount equal to 100% of the Defaulted Contribution in accordance with the preceding portions of this Section 3.5.3(b)

          and the Management Committee does not alter its determination that









          the cash needs of the Partnership should be met by Capital

          Contributions, then within ten (10) days of the date of a written request therefor from the Management Committee, each Partner shall contribute to the Partnership an amount equal to its pro rata share

          (based on the ratio of such Partner's Percentage Interest to the sum of the Percentage Interests of all the remaining Partners) of the part of the Defaulted Contribution not otherwise elected by the

          Partners in accordance with the procedures set forth herein;

          provided, however, that nothing herein shall be construed as preventing admission of a new Partner or Partners to the Partnership in accordance with Section 9.8 in order to meet the cash needs of the

          Partnership resulting from the withdrawal of a Partner or Partners.

          To the extent that any Partner contributes any portion of a Capital

          Contribution pursuant to this Section 3.5.3, that Partner's

          Percentage Interest shall immediately be adjusted to reflect the contribution (due account being given to the contributions of other

          Partners and the termination of the Withdrawn Partner's status as a

          Partner).



























   4.     CAPITAL ACCOUNTS; ALLOCATION OF PROFITS AND LOSSES.
          --------------------------------------------------



   4.1    MAINTENANCE OF PARTNERS' CAPITAL ACCOUNTS.  A separate Capital

   Account for each Partner shall be established with respect to such Partner and maintained throughout the term of the Partnership in accordance with

   Regulations Section 1.704-1 as follows:



   4.1.1  The Capital Account of each Partner shall (i) be credited with the amount of cash and the fair market value, as determined by the Management

   Committee, in writing, or in accordance with Section 3.1.3, as the case may be, of any property contributed to the Partnership by such Partner, and with any income and gain allocated to such Partner pursuant to this Agreement,

   and (ii) be debited with the amount of cash and the fair market value, as determined by the Management Committee as aforesaid, of any property distributed to such Partner by the Partnership, and with any deductions and losses allocated to such Partner pursuant to this Agreement.



   4.1.2  In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account, if any, of the transferor to the extent it related to the transferred interest.



   4.1.3  In order to determine (i) the amounts payable to a Partner withdrawing from the Partnership, or (ii) each Partner's Percentage Interest upon the transfer of any interest in the Partnership in accordance with the








   terms of this Agreement, the Capital Accounts of all Partners shall be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(f) and (g) of the

   Regulations including the allocation and distributive share requirements therein in order to reflect the substantial economic effect of the transaction.  Such adjustment shall reflect the revaluation of each

   Partner's interest in the Partnership.



   4.2    TAX ALLOCATION.  All income, gain, loss, deduction or credits of the

   Partnership shall be allocated between the Partners in accordance with their

   respective Percentage Interests in the Partnership.   The determination of

   each Partner's distributive share of any Partnership income, gain, loss,

   deduction, credits and tax preference items shall be made in accordance with and in proportion to such Partner's Percentage Interest as of the date of allocation, except as otherwise provided in this Section 4.  Such allocations shall be made for each calendar month based upon the weighted average of each Partner's Percentage Interest during such month.  The provisions of Section 704(c) of the Code shall apply to contributed property for the purpose of computing gain or loss and for other purposes to the extent required by future tax regulations.  Net income or net losses,

   determined in accordance with Regulations 1.704-1, from the sale of

   Partnership assets, including gains attributable only to prior depreciation deductions, shall be allocated to the Partners in proportion to the

   Partners' respective Percentage Interests during the period in which such appreciation or depreciation in value took place or during the period such depreciation deductions were taken.  For purposes of determining the period during which such appreciation or depreciation in value took place and the









   amount of such appreciation or depreciation, the values assigned to total

   Partnership capital at the time of admitting any Additional Partner or at the time of any Capital Contribution by an existing Partner which is not in proportion to the Partners' then existing Percentage Interests, shall be used and shall be controlling.



   4.2.1  The losses allocated pursuant to Section 4.2 hereof shall not exceed the maximum amount of loss that can be so allocated without causing any

   Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal

   Year.  In the event some but not all of the Partners would have Adjusted

   Capital Account Deficits as a consequence of an allocation of losses pursuant to Section 4.2 hereof, the limitation set forth in this Section

   4.2.1 shall be applied on a Partner by Partner basis so as to allocate the maximum permissible loss to each Partner under Section 1.704(b)(2)(ii)(d) of the Regulations.  All losses in excess of the limitation set forth in this

   Section 4.2.1 shall be allocated to the remaining Partners in proportion to their Percentage Interests in the Partnership.



   4.2.2  "Adjusted Capital Account Deficit" means, with respect to any

   Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments;



          (i)  Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to the Uniform Partnership Act of the Commonwealth of Massachusetts, any provision of this









               Agreement, or is deemed to be obligated to restore pursuant to the next to last sentences of Regulation Sections 1.704-2(g)(1)

               and 1.704-2(i)(5); and



         (ii)  Debit to such Capital Account the items described in Sections

               1.704-1(b)(2)(ii)(d)(4),  (1.704-1(b)(2)(ii)(d)(5), and 1.704-

               1(b)(2)(ii)(d)(6) of the Regulations.



   The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the

   Regulations and shall be interpreted consistently therewith.



   4.3    SPECIAL TAX ALLOCATIONS.  The following special allocations shall,

   except as otherwise provided, be made in the following order:



   4.3.1  MINIMUM GAIN CHARGEBACK.  Notwithstanding any other provision of this

   Section 4, if there is a net decrease in Partnership Minimum Gain during any

   Partnership fiscal year, each Partner shall be specially allocated items of

   Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with

   Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.  The items to be so allocated shall be determined in accordance with Section 1.704-2(f)(6) of the

   Regulations.  This Section 4.3.1 is intended to comply with the minimum gain









   chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.



   4.3.2  PARTNER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK.   Notwithstanding

   any other provision of this Section 4 except this Section 4.3.2, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a

   Partner Nonrecourse Debt during any Partnership fiscal year, each Partner which has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section

   1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Partner's share of the net decrease in Partner

   Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt,

   determined in accordance with Regulations Section 1.704-2(i). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.  The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Regulations.  This Section  4.3.2 is

   intended to comply with the minimum gain chargeback requirement in such

   Section of the Regulations and shall be interpreted consistently therewith.



   4.3.3  QUALIFIED INCOME OFFSET.  In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in

   Sections 1.704(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-

   1(b)(2)(ii)(d)(6) of the Regulations, items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner









   sufficient to eliminate, to the extent required by the Regulations, the

   Adjusted Capital Account Deficit of such Partner as quickly as possible,

   provided that an allocation pursuant to this Section 4.3.3 shall be made only if and to the extent that such Partner would have an Adjusted Capital

   Account Deficit after all other allocations provided for within Section 4.3 have been tentatively made as if this Section 4.3.3 were not in this

   Agreement.



   4.3.4  GROSS INCOME ALLOCATION.  In the event any Partner has a deficit

   Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to the

   Uniform Partnership Act of the Commonwealth of Massachusetts or any

   provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the next to last sentences of Sections

   1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.3.4 shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for within Section 4.3 have been made as if Section

   4.3.3 hereof and this Section 4.3.4 were not in this Agreement.



   4.3.5  NONRECOURSE DEDUCTIONS.  Nonrecourse Deductions for any Fiscal Year

   or other period shall be specially allocated to the Partners in accord with their respective Percentage Interests.













   4.3.6  Partner Nonrecourse Deductions.  Any Partner Nonrecourse Deductions

   for any Fiscal Year or other period shall be specially allocated to the

   Partner who bears the economic risk of loss with respect to the Partner

   Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).



   4.3.7  CODE SECTION 754 ADJUSTMENTS.  To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Sections 734(b)

   or 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m),

   to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital

   Accounts are required to be adjusted pursuant to such Section of the

   Regulations.



   4.4    CURATIVE ALLOCATIONS.  Any special allocation of items pursuant to

   Section 4.3, other than Section 4.3.7, shall be taken into account under

   Section 4.2 in computing allocations of gain or loss on each sale of

   Partnership assets or an interest therein so that the net amount of income,

   gains, losses or deductions and all other items allocated to each Partner pursuant to this Section 4 shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if the above specified special allocations had not been made.  In addition, the









   Management Committee shall have reasonable discretion, on behalf of the

   Partnership, to seek a waiver of the Minimum Gain Chargeback or the Partner

   Nonrecourse Debt Minimum Gain Chargeback from the Commissioner of the

   Internal Revenue Service to the extent permitted by Section 1.704-2(f)(4) of the Regulations.  The Partners are aware of the income tax consequences of the allocations made by this  Section 4 and hereby agree to be bound by the provisions of this section 4 in reporting their shares of the Partnership income or loss for income tax purposes.



   4.5  Each Partner shall have reasonable access to the books and records of the other Partner, as appropriate, to verify that the Partner has sufficient assets to pay its Partnership obligations.







































   5.     DISTRIBUTIONS.  Distributions to the Partners shall be made only to all Partners (other than a Defaulting Partner) simultaneously in proportion to their respective Percentage Interests (at the time the amounts of such distributions are determined) and in such aggregate amounts and at such times as shall be determined by a 65% Vote of the Management Committee;

   provided, however, that if for any fiscal year the Partnership shall have earned a net profit, as determined under Required Accounting Practice, then such net profit shall be distributed out of available cash (unless the

   Management Committee, by 65% Vote, determines otherwise,  or unless such distribution would violate, or result in a default under any agreement of the Partnership or applicable law) within sixty (60) days following the end of such fiscal year to the Partners in proportion to their respective

   Percentage Interest at the time the amount of such distribution is determined.  All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Partnership or the Partners shall be treated as amounts distributed to the Partners pursuant to this Section 5 for all purposes under this

   Agreement.  The Management Committee may allocate any such amounts among the

   Partners in any manner that is in accordance with applicable law.























   6.     ACCOUNTING AND TAXATION.
          -----------------------

   6.1    FISCAL YEAR. The fiscal year of the Partnership shall be the calendar year.



   6.2    LOCATION OF RECORDS.  The books of account for the Partnership shall be kept and maintained at the principal office of the Partnership or at such other place as the Management Committee shall determine.



   6.3    BOOKS OF ACCOUNT.  The books of account for the Partnership shall be:



   6.3.1  Maintained on an accrual basis in accordance with Required Accounting

   Practice; and consistent with Regulation 1.704-1 (b) (2)(iv) (f) and (g)

   where provided for herein.



   6.3.2  Audited by the Certified Public Accountants at the end of each fiscal year.



   6.4    Annual Financial Statements And Tax Information.  As soon as practicable following the end of each fiscal year of the Partnership, the

   Management Committee shall cause to be prepared and delivered, or cause the

   General Manager to have prepared and delivered, to each Partner:



   6.4.1  A profit and loss statement and a statement of changes in financial position for such fiscal year, a balance sheet and a statement of each

   Partner's Capital Account as of the end of such fiscal year, together with a








    report thereon of the Certified Public Accountants; and



   6.4.2  Such federal, state(s) and local (if any) income tax returns and such other accounting, tax information and schedules as provided for in Section

   6.11 of this Agreement.



   6.5    INTERIM FINANCIAL STATEMENTS.  As soon as practicable after the end of each calendar month, and in any event not later than thirty (30) days thereafter, the Management Committee shall cause to be prepared and delivered, or cause the General Manager to have prepared and delivered to each Partner:



   6.5.1  A profit and loss statement and a statement of changes in financial position for such month (including sufficient information to permit the

   Partners to calculate their tax accruals), for the portion of the fiscal year then ended and for the twelve (12) month period then ended;



   6.5.2  A balance sheet and a statement of each Partner's Capital Account as of the end of such month; and



   6.5.3  A statement comparing the actual financial status and results of the

   Partnership as of the end of or for such month and the portion of the fiscal year then ended with the budgeted or forecasted status and results as of the end of or for such respective periods.



   6.6    TAXATION.  The Parties intend that the Partnership shall be treated









   as a "partnership" for all purposes.  The Partners agree to take all actions and execute and deliver such other documents as is necessary and appropriate, including an amendment to this Agreement, to qualify and maintain the Partnership as a partnership for tax purposes.  The

   Partnership's federal, state(s) and local (if any) income tax returns shall be approved by the Partners.  Unless otherwise agreed in writing by the

   Partners, or the Code or other applicable law does not allow such elections,

   the following elections shall be made in preparing Partnership income tax returns and other returns for taxes measured by income:

     (a)  To adopt the calendar year as the taxable year of the Partnership;



     (b)  To adopt the accrual method of accounting;



     (c)  To use the maximum allowed accelerated depreciation method;



     (d)  To expense research and experimental expenditures;



     (e)  To amortize leasehold, start-up and organization expenses over the shortest period allowable; and



     (f)  Such other elections as shall maximize and accelerate all available deductions and defer and minimize the recognition of taxable income.



   6.7    GOVERNMENTAL REPORTS.  Under the direction of the Management

   Committee, the Partnership shall prepare and file, or cause to be prepared and filed, all reports or filings prescribed by any governmental authority









   having jurisdiction.



   6.8    RECORD RETENTION.  The Management Committee shall cause all records that are required hereunder or under any agreement entered into pursuant to this Agreement to be retained by the General Manager, or other Persons it may designate, for such period of time as required by law, or longer, as determined by the Management Committee, but in no event for less than three

   (3) years.



   6.9    INSPECTION OF FACILITIES. Each Partner shall have the right at all reasonable times during usual business hours to inspect any property and facilities of the Partnership and to audit, examine and make copies of the books of account and other records of the Partnership.  Such right may be exercised through any agent or employee of such Partner designated in writing by it or by an independent certified public accountant, petroleum engineer, attorney or other consultant so designated.  The Partner making the request shall bear all costs and expenses incurred in any inspection,

   examination or audit made at such Partner's behest.



   6.10   DEPOSIT AND WITHDRAWAL OF FUNDS.  Funds of the Partnership shall be deposited in such banks or other depositories as shall be designated from time to time by 100% Vote of the Management Committee.  All withdrawals from any such depository shall be made only as authorized by the Management

   Committee and shall be made only by check, wire transfer, debit memorandum or other written instruction.











   6.11   RETURN PREPARATION.  The Partnership's tax returns and reports shall be prepared by tax professionals approved by a 100% Vote of the Management

   Committee, and the General Manager shall be responsible for overseeing the

   preparation and filing of such returns and reports.   The Partners shall

   furnish the General Manager with any information necessary to prepare such returns and reports and the General Manager shall submit copies of such returns and reports to the Partners at least fourteen (14) Days in advance of their due date, as extended, to permit review and approval.



   6.12   PARTNERSHIP LEVEL TAX AUDIT.  The Management Committee, by Unanimous

   Vote, will select the tax matters partner for the Partnership pursuant to

   Section 6231(a)(7) of the Code (the "Tax Matters Partner").  The Tax Matters

   Partner shall inform the other Partners of all matters which may come to its attention in its capacity as Tax Matters Partner by giving the other

   Partners notice thereof within ten (10) days after becoming informed.  The duties of the Tax Matters Partner and all of the Partners individually with respect to tax matters shall be as follows; provided, however, that nothing herein shall prevent any Partner, including the Tax Matters Partner, from taking in its individual capacity any action which is left to the determination of an individual Partner under Sections 6221 through 6233 of the Code:



     (a)  The Partners shall furnish the Tax Matters Partner with such information, including, without limitation, information specified in

          Section 6230(e) of the Code, as it may reasonably request to permit the Tax Matters Partner to provide the Internal Revenue Service with









          sufficient information to allow proper notice to the Partners in accordance with Section 6223 of the Code.  The Partners shall also furnish to each other copies of all correspondence with the Internal

          Revenue Service or the Department of the Treasury regarding any aspect of Partnership items or the Partnership tax return.



     (b)  No Partner shall knowingly treat a partnership item on its federal income tax return in a manner inconsistent with the treatment of such partnership item on the Partnership's federal income tax return without first giving reasonable advance notice of such intended action (including the proposed treatment of such partnership item) to the other Partners.



     (c)  The Tax Matters Partner shall not enter into any extension of the period of limitations as provided under Section 6229 of the Code except with the prior written consent of all of the Partners.



     (d)  No Partner shall file, pursuant to Section 6227 of the Code, a request for an administrative adjustment of partnership items for any

          Partnership taxable year without first giving reasonable advance notice to all other Partners.  If all of the Partners agree with the requested adjustment, the Tax Matters Partner shall file the request for administrative adjustment on behalf of the Partnership.  If all of the Partners do not agree with the requested adjustment within thirty (30) days after notice to the Partners, or within the period required to timely file the request for administrative adjustment, if









          shorter, any Partner, including the Tax Matters Partner, may file a request for administrative adjustment on its own behalf.



     (e)  Any Partner intending to file a petition under any section of the

          Code, including, without limitation, Sections 6226 and 6228 thereof,

          with respect to any tax matters involving the Partnership, including,

          without limitation, any matter with respect to a Partnership item,

          shall give reasonable advance notice to the other Partners of such intention and the nature of the contemplated proceeding.  In the case where the Tax Matters Partner is the Partner intending to file such petition, such notice shall be given within a reasonable time to allow the other Partners to participate in the choosing of the forum in which such petition will be filed.  If the Partners do not agree on the appropriate forum, then the appropriate forum shall be chosen by the Management Committee.  If any Partner intends to seek review of any court decision rendered as a result of a proceeding instituted under this Section, such Partner shall notify all of the other

          Partners of such intended action.



     (f)  The Tax Matters Partner and the other Partners shall not enter into settlement negotiations with respect to the tax treatment of partnership items without first giving reasonable advance notice of such intended action (including any proposal for settlement) to the

          other Partners.   The Tax Matters Partner shall not bind any other

          Partner to a settlement agreement without obtaining the written concurrence of any such Partner.  Any other Partner who enters into a









          settlement agreement with the Internal Revenue Service or the

          Secretary of the Treasury with respect to any partnership items, as defined in Section 6231(a)(3) of the Code, shall notify the other

          Partners of such settlement agreement and its terms within thirty

          (30) days from the date of settlement; provided, that such Partner shall not enter into any settlement agreement which binds or purports to bind the Partnership or the other Partners.



     (g)  The Tax Matters Partner shall have the right to engage on behalf of the Partnership legal counsel, certified public accountants, or other experts only with the Unanimous Vote  of the other Partners or their

          Representatives.  Any reasonable item of expense with respect to such matters, including but not limited to fees and expenses for legal counsel, certified public accountants, and others which the Tax

          Matters Partner incurs in connection with any Partnership level audit, assessment, litigation, or other proceedings regarding any partnership item, shall be borne by the Partnership.  The Tax Matters

          Partner shall not be liable for any neglect, omission or action taken by or attributable to any such expert provided reasonable care was exercised  by the Tax Matters Partner in the selection of such expert.



     (h)  The provisions of this Section 6.12, including but not limited to the obligation to pay fees and expenses contained in subsection (g),

          shall survive the termination of this Agreement, the Partnership or the termination of any Partner's interest in the Partnership and









          shall remain binding on the Partners for a period of time necessary to resolve with the Internal Revenue Service or the Department of the

          Treasury any and all matters regarding the federal income taxation of the Partnership for the applicable tax year.



     (i)  The provisions of this Section 6.12 shall apply for state income tax purposes (and for other taxes computed with respect to income) to the extent rules similar to Code Sections 6221 through 6233 are applicable to such taxes.



     (j)  The Tax Matters Partner shall not be liable to any Partner for any action taken by or attributable to the Tax Matters Partner, except for any liability arising out of its willful misconduct.





































   7.     MANAGEMENT OF THE PARTNERSHIP.
          -----------------------------

   7.1    GENERAL MANAGEMENT STRUCTURE.



   7.1.1  The management policies of the Partnership shall be established by the Management Committee in accordance with this Agreement which, except as otherwise provided in this Agreement, shall have exclusive authority with respect to the affairs of the Partnership.  Except as otherwise provided in the Agreement, no Partner shall have authority to act for, or assume any obligation or responsibility on behalf of, the Partnership without the prior written approval of the Management Committee.



   7.1.2  The day to day management of the affairs of the Partnership,

   including maintenance of the financial and other records and books of account of the Partnership, and activities reasonably related thereto, shall be the responsibility of the General Manager, subject to the supervision and approval of the Management Committee.  Unless otherwise specified herein,

   the Management Committee may establish or approve day to day operating policies and procedures based upon a 65% Vote.



   7.2    MANAGEMENT COMMITTEE.

   7.2.1  The members of the Management Committee shall consist of one

   Representative of each Partner designated from time to time by such Partner by written notice to each other Partner and the Partnership.  By like notice, each Partner may designate an Alternate Representative (the

   "Alternate Representative") who shall have authority to act in the absence








   of its Representative.  Any Partner may at any time, by written notice to all other Partners and to the Partnership, remove its Representative or

   Alternate Representative on the Management Committee and designate a new

   Representative or Alternate Representative.  Each Representative shall serve on the Management Committee until his successor shall be duly appointed or until his death, resignation or removal by the Partner which appointed him.

   Any action taken by the Partnership in compliance with the direction of the

   Management Committee pursuant to its authority hereunder shall be binding on the Partnership and each Partner, whether such direction was approved by the regular members of the Management Committee in accordance with the provisions hereof or one or more of the Alternate Representatives, and the participation and acts (including the execution of any documents) by any

   Alternate Representative of a Partner shall be deemed to be the act of the

   Representative for which such Alternate Representative is acting without, in the case of any written document, any evidence of the absence or unavailability of such Representative.



   7.2.2  The General Manager shall preside at all meetings of the Management

   Committee, which shall meet at least quarterly subject to less frequent meetings upon approval of the Management Committee by 100% Vote.

   Reasonable notice of and an agenda for all Management Committee meetings shall be provided by the General Manager to all Representatives  prior to the date of such meetings.  Special meetings of the Management Committee may be called at such times and places, and in such manner, as any Partner deems necessary.  Any Partner, through its Representative, calling for any such special meeting shall provide reasonable notice to the General Manager and









   all other Representatives of the date and agenda for such meeting(s) prior to the date of such meeting(s).  Members of the Management Committee, or any subcommittee designated by the Management Committee, may participate in any meeting of the Management Committee or any such subcommittee, as the case may be, by means of conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear one another at the same time.  Any action required or permitted to be taken at any meeting of, the Management Committee, or of any subcommittee thereof,

   may be taken without a meeting if all members of the Management Committee or subcommittee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the

   Management Committee or subcommittee.   Written minutes of all meetings and

   the record of all actions by written approval or written consent shall be prepared by General Manager and a copy thereof shall be submitted to each member of the Management Committee or subcommittee not more than thirty (30)

   days following each meeting or the execution of a written approval or written consent.



   7.2.3  The Management Committee may, by 65% Vote, create such subcommittees as it may deem necessary or appropriate, provided that the Management

   Committee shall retain ultimate decisional power over any subject matter delegated to the said created subcommittees for study or consultation.



   7.2.4  The approval of the Management Committee by 65% Vote shall be necessary as provided elsewhere in this Agreement and before any of the following actions can be taken on behalf of the Partnership:











     (a)  Extension of period to cure defaults concerning Capital Contributions

          - - Section 3.3.4;

     (b)  Timing and amounts of distributions -- Section 5;

     (c)  Approval of day to day operating policies and procedures - - Section

          7.1.2;

     (d)  Creation of subcommittees -- Section 7.2.3;



     (e)  Selection of chairman of audit committee - - Section 7.3.1;



     (f)  Removal of audit committee member - - Section 7.3.1;



     (g)  Approval of transfers of Partnership interests - - sections 9.1.1,

          9.2.1;



     (h)  Dissolution of Partnership - - Section 11.6



     (i)  Payment by the Partnership of any amounts to a Withdrawn Partner pursuant to this Agreement;



     (j)  Any change in the authority and responsibility delegated in this

          Agreement to any committee of the Management Committee; and



     (k)  Any other action for which the approval of the Management Committee by 100% Vote is not expressly required by this Agreement.













   7.2.5  The approval of the Management Committee by 100% Vote is required with respect to the following:

     (a)  Selection of the initial location of the Partnership's principal office;

     (b)  Timing and amounts of Capital Contributions - - Sections 2.8.2,

          3.2.1;

     (c)  Approval and/or establishment of methods and procedures regarding the withdrawal of Partnership funds from banks or other depositories;



     (d)  Selection and retention of legal counsel, the certified public accountants;



     (e)  Selection and retention of Partnership tax return preparers, the Tax

          Matters Partner and other tax professionals- - Sections 6.11,

          6.12(a),(g);



     (f)  Selection or Dismissal of General Manager, and any change in the authority and responsibilities delegated in this Agreement to the

          General Manager - - Section 2.4;



     (g)  Approval and/or establishment of policies and procedures regarding the execution, amendment or termination of any contracts or agreements entered into by Partnership and the execution, amendment or termination of any successor agreements related thereto;













     (h)  Approval and/or establishment of policies and procedures regarding the execution, amendment or termination of any lease of personal or real property and any related agreements;



     (i)  Approval and/or establishment of policies and procedures regarding the execution amendment or termination of financing agreements and commitments relating to the Partnership;



     (j)  Filing of all applications by the Partnership for Necessary

          Governmental Approvals and other governmental approvals, or any amendments to such applications, or any applications for amendments to such Necessary Governmental Approvals or other approvals.



     (k)  Acceptance of any Necessary Governmental Approvals and amendments thereto;



     (l)  Approval of an operating budget - - Section 2.8.2;



     (m)  Valuation of Pre-Formation Date Expenditure Section 3.1.3(a);



     (n)  Adjustment of Percentage Interests - - Section 3.1.4;



     (o)  Selection of financial institution(s) in which to deposit Partnership funds - - Section 6.10;











     (p)  Approval and/or establishment of policies and procedures regarding the withdrawal/payment of Partnership funds - - Section 6.10;



     (q)  Reduction in frequency of Management Committee meetings - - Section

          7.2.2;



     (r)  Reduction in frequency of audit committee meetings -- Section 7.3.2;



     (s)  Approval of material Partnership leases, notes, and other obligations which do not limit the claims of all parties to the assets of the

          Partnership - - Section 8.5;



     (t)  Release of Partner which is transferring its Percentage Interest from

          Partnership obligations - - Section 9.1.1;



     (u)  Approval of the creation of security interests in all or a portion of a Partner's Percentage Interest - - Section 9.2.2;



     (v)  Admission of certain Additional Partners - - Section 9.8;



     (w)  Delay of automatic termination of this Agreement and Partnership - -

          Section 11.1.2;



     (x)  Sale or abandonment of substantially all of Partnership's business or assets - - Section 11.2.1;











     (y)  Approval of withdrawal of a Partner - - Section 11.4; and



     (z)  Amendment of this Agreement - - Section 13.1



    (aa)  Adjustment to Capital Accounts - - Section 1.4



   7.3    AUDIT COMMITTEE.
          ---------------

   7.3.1  An audit committee shall be formed which shall consist of a member and alternate member designated by each Partner.  The Management Committee,

   by 65% Vote, shall designate one member of the audit committee to serve as chairman of the audit committee; provided, however, the General Manager shall not be the chairman of the audit committee.  Decisions of the audit committee shall be by 65% Vote of its members.  Each member shall serve on the audit committee until his successor shall be duly appointed or until his death, resignation or removal by a 65% Vote of the Management Committee.



   7.3.2  The audit committee shall meet quarterly subject to less frequent meetings upon approval by 100% Vote of the Management Committee, and at such other times as called by its chairman.  The chairman of the audit committee shall designate the time, place and the manner of all audit committee meetings.  Written minutes of each meeting shall be maintained and provided to the Management Committee not more than thirty (30) days following each meeting of the audit committee.



   7.3.3  The audit committee shall, on behalf of the Partnership:

     (a)  Consult with  external auditors;








     (b)  Establish internal operating controls;

     (c)  Review and monitor the internal controls and recommend improvement in controls to Management Committee;

     (d)  Review the results of all financial audits;

     (e)  Review actual financial results versus budget forecasts (at least quarterly); and

     (f)  Review all recommendations for corrective action, and the results of any recommendations acted on.



   7.3.4  The audit committee shall report to the Management Committee at such times and places as the Management Committee deems advisable.



   7.4    PARTNERSHIP OPERATIONS. The Management Committee may cause the

   Partnership to enter into all manner of contracts and other agreements as it shall deem appropriate with any Person including, without limitation, any

   Partner or Affiliate of any Partner in order to carry out the purposes and objectives of the Partnership.



   7.5    LIMITATION OF AUTHORITY.  The Management Committee, the committees'

   appointed as provided in section 7.2.4 and 7.3, and the General Manager shall not have authority to take any action inconsistent with the terms of this Agreement.



   7.6    INDEMNIFICATION.  The Partnership shall indemnify and save harmless the members of the Management Committee, the members of any committee appointed as provided in section 7.2.4 and 7.3 and the General Manager









   against all actions, claims, demands, costs and liabilities arising out of the acts (or failure to act) of such Persons within the scope of their authority in the course of the Partnership's business except any acts or failures to act which constitute willful misconduct, and such Persons shall not be liable for any obligations, liabilities or commitments incurred by or on behalf of the Partnership as a result of any such acts (or failure to act) in the absence of willful misconduct.  Furthermore, such indemnification shall be limited to the extent of Partnership assets.



   7.7    OTHER POSITIONS OR REPRESENTATIONS.  Except as otherwise provided for herein, any member of the Management Committee and the committees provided for in section 7.2.4 and 7.3 may also be an officer, director or employee of a Partner or one or more Affiliates of a Partner.



































    8.    LIMITATION OF LIABILITIES.
          -------------------------

   8.1    LIMITATION ON LIABILITY OF PARTNERS.  Subject to the provisions of applicable law, no Partner shall be liable to third Persons for Partnership losses, deficits, liabilities or obligations, except as otherwise expressly agreed to in writing by such Partner, unless the assets of the Partnership shall first be exhausted.



   8.2    LIMITATION OF AUTHORITY OF PARTNERS.  No Partner shall have the authority to act for, or assume any obligation or responsibility on behalf of, any other Partner, without the prior written approval of such other

   Partner.



   8.3    CROSS INDEMNIFICATION.  Each Partner (for purposes of this section 8.3 the "indemnitor") shall indemnify and hold harmless each other Partner, the

   Partnership and the Affiliates, directors, officers, partners (other than the Partners to this Agreement), employees, agents and representatives of each such other Partner (for purposes of this Section 8.3, collectively the

   "indemnitees") from and against any costs, losses, claims, damages and liabilities arising out of any act of the indemnitor or any of its

   Affiliates, directors, officers, partners (other than the Partners to this

   Agreement), employees, agents or representatives undertaken so as to bind the indemnitees, or which has the effect of making the indemnitees liable without their consent, or arising out of any assumption of any obligation or responsibility by the indemnitor or any of its Affiliates, directors,

   officers, partners (other than the Partners to this Agreement), employees,

   agents or representatives undertaken so as to bind the indemnitees, or which








   has the effect of making the indemnitees liable without their consent

   (including, without limitation, sales or other acts entirely on its part which may give rise to product liability claims); provided however, that this 8.3 shall have no application with respect to any actions taken (a) on behalf of the Partnership by, or on behalf of, the Management Committee in conformance with this Agreement,  or (b) on behalf of one Partner by another

   Partner in conformance with this Agreement.



   8.4    RIGHT OF PARTNER TO CONTRIBUTION.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8.3 is for any reason held to be unavailable to a

   Partner, then each Partner shall contribute to the damages incurred by any indemnitee named in Section 8.3 in the proportion that the contributing

   Partner's Percentage Interest in the Partnership bears to the Percentage

   Interests of all contributing Partners.  The Partners' obligations to contribute hereunder are several and not joint.



   8.5    THIRD PARTY CONTRACTS.  No contract, lease, sublease, note, loan agreement, deed of trust or other obligation on behalf of the Partnership which is material to the Partnership shall be entered into unless there is contained therein an appropriate provision limiting the claims of all parties to such instruments and other beneficiaries thereunder to the assets of the Partnership and expressly waiving any rights of such parties and other beneficiaries to proceed against the Partners individually; provided however, that the exclusion of such provision may be approved by the

   Unanimous Vote of the Management Committee.










   9.     TRANSFER OR PLEDGE OF PARTNERSHIP INTERESTS; ADMISSION OF NEW
          -------------------------------------------------------------
          PARTNERS.
          --------

   9.1    LIMITATION ON RIGHT TO TRANSFER PARTNER'S INTEREST.



   9.1.1  Subject to (i) the right of first offer provided for in Sections

   9.1.2 and 9.1.3, (ii) the prior approval of the Management Committee by 65%

   Vote,  as set forth in this Section 9.1.1, and (iii) the satisfaction of the requirements set forth in Section 9.1.4, a Partner ("Transferring Partner")

   may sell, assign or otherwise transfer all or any part of its Percentage

   Interest to any other Person or Persons (including, without limitation, a

   Partner) ("Transferee").  The Management Committee's approval may  be withheld only if it is determined  that the transfer of the interest will adversely affect the financial or operating integrity of the Partnership.

   Such approval shall not be unreasonably withheld.  No such approval for transfer of all or part of the Percentage Interest of a Partner shall release the Transferring Partner from Partnership obligations accrued or accruing out of actions, occurrences or events taken or transpiring during the period the Transferring Partner was a Partner except upon the Unanimous

   Vote  of the remaining Partners' Representatives.  The Management Committee

   may pre-approve the transfer by a Partner to another entity (a "Pre-Approved

   Transfer") of all or any part of the Partner's Percentage Interest, subject to the full satisfaction of the requirements set forth in Section 9.1.2 through Section 9.1.4.



   9.1.2  Any Partner which seeks to transfer all or part of its Percentage

   Interest (the portion to be transferred being hereinafter referred to as a








   "Transferred Interest") to any other Person or Persons (including, without limitation, a Partner) shall first make an offer in writing to all of the other Partners specifying the Transferred Interest sought to be sold by it and all the terms and conditions on which the Transferred Interest is offered, including the amount and form of the purchase price and the terms of payment.  After the offer for Transferred Interest is made, each of the other Partners shall notify the Transferring Partner, within thirty (30)

   days of receipt of such offer, of the maximum percentage of Transferred

   Interest it would be willing to purchase on the terms and conditions offered by the Transferring Partner.

   The Transferred Interest shall be awarded in the following manner:

   (1)    If a Partner makes an offer for Transferred Interest up to its pro rata share (determined by dividing each such Partner's Percentage

          Interest by the sum of the Percentage Interests of all of the

          Partner's Percentage Interest of the Partners other than the

          Transferring Partner), the Partner shall be awarded the total amount of Transferred Interest requested subject, however, to the provisions of Section 9.1.3.

   (2)    If a Partner makes an offer for Transferred Interest in excess of its pro rata share, the Partner shall be awarded its pro rata share plus any additional Transferred Interest available, subject, however, to

          Section 9.1.3 hereof, determined by prorating (based on actual offers to purchase the Transferred Interest) the remaining available

          Transferred Interest among those Partners that offered to purchase

          Transferred Interest in excess of their pro rata share, until an offer's maximum Transferred Interest is obtained or all remaining









          available Transferred Interest is exhausted.  The Transferring

          Partner shall provide each Partner written notice of the aggregate portion of the Transferred Interest elected within seven (7) days after receipt of all offers.  In the event that Partners commit to purchase the Transferred Interest in accordance with this Section

          9.1.2, the transfer shall promptly be effectuated upon satisfaction of the conditions set forth in Section 9.3.



   9.1.3  If the Partners other than the Transferring Partner have not elected to purchase the entire Transferred Interest after compliance with the procedures specified in Section 9.1.2 and if the Management Committee has

   given its approval of a proposed transferee (a "Transferee") as specified in

   Section 9.1.1, the Transferring Partner shall thereafter be free to sell all

   (but not less than all) of the Transferred Interest to a Transferee on terms and conditions no more favorable to the prospective purchaser than offered by the Transferring Partner in its notice to the other Partners in accordance with Section 9.1.2, provided that prior to effecting such sale the Transferring Partner shall give written notice thereof to all the other

   Partners describing all terms and conditions on which the Transferred

   Interest is to be sold, including the amount and form of the purchase price and the terms of payment.  During a period of seven (7) days following the date of the Transferring Partner's notice in accordance with the preceding sentence, any other Partner may object to the proposed sale, but only on the ground that the terms and conditions thereof are more favorable to the prospective purchaser than offered by the Transferring Partner in its notice to the other Partners in accordance with Section 9.1.2, by giving written









   notice of such objection to the Transferring Partner.  In the event of any such objection, the proposed sale shall not be consummated unless such objection shall have been resolved.



   9.1.4  Each transfer of a Transferred Interest pursuant to Section 9.1.3 and the related admission to the Partnership of a substituted Partner shall be subject to the performance and satisfaction of the following conditions in full as reasonably determined by the Management Committee:

     (a)  The Transferee shall have executed and delivered to the Management

          Committee a written assignment in form and substance satisfactory to the Management Committee setting forth the intention of the

          Transferring Partner and the Transferee that the Transferee becomes a substituted Partner in its place to the extent of the Transferred

          Interest.

     (b)  The Transferee shall have assumed by operation of law or by express agreement with the Partnership (in form and substance satisfactory to the Management Committee) all of the obligations of the Transferring

          Partner under this Agreement to the extent of the Transferred

          Interest.

     (c)  The Transferring Partner and the Transferee shall have executed and acknowledged such other instruments (in form and substance satisfactory to the Management Committee) as reasonably necessary to effect such substitution.

     (d)  Prior to substitution, the Transferring Partner and/or the Transferee shall have paid all expenses, including attorneys' fees, incurred by the Partnership in connection with such substitution.









     (e)  An opinion of counsel (in form and substance satisfactory to the

          Management Committee) to the Transferee, which counsel shall be reasonably acceptable to the Management Committee, shall have been furnished to the Partnership stating that, in the opinion of such counsel, such substitution will not (i) cause the Partnership to be classified other than as a partnership for federal income tax purposes; (ii) cause a termination of the Partnership for federal income tax purposes; (iii) cause the Partnership to become a

          "Publicly Traded Partnership" or the Percentage Interests to be

          considered to be "publicly traded," within the meaning of 7704 of the

          Code; (iv) violate, or cause the Partnership to violate, any applicable law or governmental rule or regulation, including, without limitation, any applicable federal or state securities law; or (v)

          cause the Partnership, the Partners or any Affiliate to be required to register as a public utility holding company, or otherwise to become subject to regulation, under the Holding Company Act.



   9.1.5  If the transfer of the Transferred Interest to a Transferee in accordance with Section 9.1.3 is not consummated within six (6) months after the expiration of the last election-round referred to in Section 9.1.2,

   above, no transfer by the Transferring Partner to any Person may be made without again complying with this Section 9.1.



   9.2    PERMITTED TRANSFERS.  Notwithstanding the foregoing provisions of this Section 9,  compliance with the first offer provisions of Section 9.1.2 and Section 9.1.3 hereof shall not be required in connection with:









   9.2.1  The transfer by any Partner of all or any part of its Percentage

   Interest in the Partnership to another entity which is (i) its successor by merger or consolidation, or (ii) an Affiliate of such Partner, including,

   without limitation, a limited partnership of which such Partner is the general partner.



   9.2.2  An assignment, pledge or other transfer creating a security interest in all or a portion of a Partner's Percentage Interest to an assignee,

   pledgee, mortgagee, trustee or secured party, if such assignment, pledge or transfer creating a security interest is approved by a 100% Vote of the

   Management Committee; provided however, that, except as expressly provided for in Section 11, (1) the assignee, pledgee, mortgagee, trustee or secured party shall hold the same subject to all of the terms of this Agreement and

   (2) such assignee, pledgee, mortgagee, trustee or secured party shall not have any voice in the management of the Partnership as a result of such transfer and shall not become a substituted Partner without the approval of the Management Committee in accordance with Section 9.1.1.



   9.3    CERTAIN LIMITATIONS ON TRANSFERABILITY.  Notwithstanding any other provision of this Section 9, the following additional limitations shall apply to all transfers of Percentage Interests:



   9.3.1  No Partner may assign or agree to assign, directly or indirectly, all or any part of its respective Percentage Interest, if the effect of such assignment would be to cause the Partnership, the Partners or any Affiliate to be required to register as a public utility holding company, or otherwise









   to become subject to regulation under the Holding Company Act;



   9.3.2  No Partner may assign or agree to assign, directly or indirectly, all or any part of its respective Percentage Interest, if the effect of such assignment would be to (i) cause the Partnership to be classified other than as a partnership for federal income tax purposes; (ii) cause a termination of the Partnership's status as a partnership for federal income tax purposes; or (iii) cause the Partnership to be considered a "publicly traded partnership" under the Code.



   9.3.3  No Partner may assign or agree to assign, directly or indirectly, all or any part of its respective Percentage Interest, if such assignment would be in contravention of any financing arrangement to which such Partner (or its Affiliate) is a party.



   9.4    PROHIBITED AFFILIATE TRANSACTIONS.

   9.4.1  Any transaction in which the Parent of any Partner as of the date of this Agreement would cease to own or unconditionally control, directly or indirectly, more than 50% of the capital stock of such Partner having the right to vote on the election of directors of such Partner, shall be deemed to be a transfer of such Partner's Percentage Interest in the Partnership and accordingly shall be subject to the provisions of section 9.1 and

   Section 9.3 of this Agreement; provided, however, that the foregoing shall not apply to a transfer of capital stock of a Partner by its Parent to an

   Affiliate of such Parent, and provided that the provisions of this Section

   9.4.1 shall thereafter apply to such Affiliate of such Parent; and provided









   further, that the provisions of this Section 9.4.1 shall apply to the Parent of any Affiliate of a Partner to which such Partner transfers its Percentage

   Interest pursuant to Section 9.2.1(ii) hereof, from and after the effective date of any such transfer.



   9.4.2  No portion of the capital stock or any other evidence of equity ownership in a Partner or in any Affiliate of a Partner may be assigned,

   sold or otherwise transferred, directly or indirectly, to any Person whose ownership thereof would cause the Partnership or any other Partner or

   Affiliate (other than the Partner or Affiliate the capital stock of which or other evidence of equity ownership in which has been assigned or its

   Affiliates) to be required to register as a public utility holding company or otherwise to become subject to regulation under the Holding Company Act,

   nor may any Partner, or any Affiliate of such Partner, acquire any investment in, or undertake any new business activity after the date of this

   Agreement, which would have such an effect.



   9.5    ADMISSION OF NEW PARTNER.  Upon any transfer permitted by this

   Section 9, the transferee shall be automatically admitted as a Partner in substitution for, or in the case of a partial transfer, in addition to, the

   Transferring Partner, upon execution of a counterpart of this Agreement.

   Except as provided in this Section 9.5, no such sale, assignment, pledge or other transfer shall give rise to a right in any transferee to become a

   Partner in the Partnership.













   9.6    ASSIGNEE'S RIGHTS.  Any purported assignment of a Percentage Interest

   (or a portion thereof) which, is not in compliance with this Agreement is hereby declared to be null and void and of no force or effect whatsoever.

   The "effective date" of an assignment of a Percentage Interest under the provisions of this Section 9 shall be the last day of the quarter of the

   Fiscal Year of the Partnership in which the final condition precedent to such assignment has been fulfilled.



   9.7    ALLOCATION OF PROFITS, LOSSES AND DISTRIBUTIONS SUBSEQUENT TO

   ASSIGNMENT.  All income, gain, credit, deduction, profit and loss of the

   Partnership attributable to any Partner's Percentage Interest acquired by reason of a permitted assignment and any distributions made with respect thereto shall be allocated (i) in respect of the portion of the Fiscal Year of the Partnership ending on the effective date of the assignment, to the assignor, and (ii) in respect of subsequent periods, to the assignee.



   9.8    ADMISSION OF ADDITIONAL PARTNERS.  Except as otherwise provided in this Section 9, a Unanimous Vote of the Management Committee shall be required for the admission of an Additional Partner and for the approval of the terms of admittance of such an Additional Partner to the Partnership.



   9.9    TAX ELECTION.  In the event that all or any portion of a Partner's

   Percentage Interest is transferred with the consent of the Management

   Committee, or otherwise as permitted by this Section 9, the Partnership may,

   but shall not be required to, at the request of the Transferee, make an election pursuant to Section 754 of the Code.









   9.10   EFFECT OF PROHIBITED TRANSFERS.  Any transfer of any ownership interest in the Partnership by a Partner in violation of the terms of this

   Agreement shall be void and shall not be recognized by the Partnership.  Any such transfer shall not cause a dissolution of the Partnership but shall result in the loss by the Partner making such transfer of the right to vote with respect to Partnership matters until such Partner shall have rescinded such transfer to the satisfaction of all other Partners; provided however,

   that nothing herein shall be deemed to limit any right or remedies that such

   Partnership or any other Partner may have against such violating Partner.



   10.    REFERENCES TO MONEY.
          -------------------

   10.1   All references in this Agreement to, and transactions hereunder in,

   money shall be to or in Dollars of the United States of America.


































   11.    TERMINATION AND RIGHT OF WITHDRAWAL.
          -----------------------------------

   11.1   TERM OF PARTNERSHIP; TERMINATION FOR FAILURE TO ACHIEVE MILESTONES.

   11.1.1 Subject to the other terms and conditions of this Agreement,

   including, without limitation, the provisions of Sections 11.1.2 and 11.2,

   the Partnership and this Agreement shall continue in existence from the

   Formation Date unless and until terminated in accordance with this Section

   11.



   11.1.2 This Agreement shall automatically terminate and be of no further force or effect, and the Partnership shall automatically dissolve without notice, unless otherwise Unanimously Voted by the Partners or their

   Representatives on the Management Committee, in the event that on or before

   AUGUST 1, 1995, one or more of the following shall not have occurred:

     (a)  Appointment of Representatives to a Management Committee;

     (b)  Partnership's hiring of a General Manager; and

     (c)  The Board of Directors of each of the Partners or, if required by the corporate policies applicable to any Partner, the Board of Directors of any Parent of any such Partner, shall have approved this Agreement and the transactions contemplated hereby.



   11.2   This Agreement shall automatically terminate and be of no further force or effect, and the Partnership shall be automatically and without notice dissolve upon the happening of any of the following events:



   11.2.1 The sale or abandonment of all or substantially all of the

   Partnership's business or assets; provided however, that any such sale or








   abandonment may only be made pursuant to the Unanimous Vote of the Partners or their Representatives on the Management Committee;



   11.2.2 Any event which shall make it unlawful for the business of the

   Partnership to be carried on; or



   11.2.3 Any event which, under the partnership law of the Commonwealth of

   Massachusetts, requires a dissolution and winding up of the Partnership.



   11.3   AUTOMATIC WITHDRAWAL.  In addition to those instances where withdrawal is permitted or deemed to occur under Sections 3.3.4 or 11.4, a

   Partner, upon the happening of any of the following events described in this

   Section 11.3, shall be deemed to be a Withdrawn Partner, shall have its

   Capital Account, if any, be recorded in its Withdrawn Partner Former Capital

   Account, shall have its Capital Account reduced to zero and eliminated, and shall be entitled to receive payment only as specified in Section 3.5.1 and

   Section 11.5.1 of this Agreement:



   11.3.1 The entry by a court of competent jurisdiction of a decree or order for relief, unstayed on appeal or otherwise and in effect for ninety (90)

   days, in respect of such Partner in an involuntary case under the federal bankruptcy laws, or any such order adjudicating such Partner as bankrupt or insolvent under any other applicable bankruptcy, insolvency or liquidation law;



   11.3.2 The entry by a court of competent jurisdiction of a decree or order









   appointing a receiver, custodian, assignee, trustee, liquidator,

   sequestrator or other similar official of such Partner or of any substantial part of the property of such Partner, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed on appeal or otherwise and in effect for ninety (90) days, or the commencement by such Partner of a voluntary case under the federal bankruptcy laws, or under any other bankruptcy or insolvency law, seeking reorganization, liquidation, arrangement, adjustment or composition of such

   Partner under the bankruptcy laws or any similar statute;



   11.3.3 The making by such Partner of an assignment for the benefit of creditors; or the failure of such Partner generally to pay its debts as they become due; or the consenting by such Partner to the appointment of or taking possession by a receiver, assignee, custodian, trustee, liquidator,

   sequestrator or other similar official of it or of any substantial part of its property, or the taking of corporate or Partnership action by such

   Partner in furtherance of any such action;



   11.3.4 The filing by a Partner for dissolution under the laws of the jurisdiction of its incorporation or the entering of a final order dissolving that Partner by any court of competent jurisdiction; or



   11.3.5 A Partner's failure to perform any of its material obligations including, but not limited to, good faith participation in the management or operations of the Partnership, under this Agreement where such failure continues uncured for a period of thirty (30) days after such Partner has









   been given notice of such failure by the other Partners or their

   Representatives on the Management Committee.



   11.3.6 Any event (other than an event of the nature specified in Section

   11.2.2) which shall make it unlawful for that Partner to carry on the business of the Partnership in the form of a partnership.



   11.4   OTHER VOLUNTARY WITHDRAWALS.  Except as provided in this Section 11.4 and in Sections 3.3.4 and 11.3 of this Agreement, or upon the admission of a substitute Partner in accordance with the provisions of Section 9, no

   Partner shall be entitled to withdraw from the Partnership except (i) upon the Unanimous Vote of the Representatives of the remaining Partners; or (ii)

   where a Partner elects to withdraw after making a sufficient showing, to the reasonable satisfaction of the Management Committee, of its having made a good faith, diligent effort to sell or convey all of its Percentage Interest in the Partnership, but is unable to reach a definitive agreement with a third party (including another Partner) that meets the transfer requirements set forth in Section 9 or if such withdrawal would result in a loss to such

   Partner on the sale or conveyance; or (iii) where a Partner elects to withdraw  after a federal, state or local government entity conclusively enacts or modifies a law, rule, regulation or ordinance after the effective date of this Agreement which changes a Partner's obligations under this

   Agreement or affects how the business activities of the Partnership must be lawfully conducted, and such enactment or modification adversely and materially affects the financial or operational integrity of the Partnership or; (iv) where a Partner elects to withdraw not sooner than one (1) year









   after any non-conclusive enactment or modification, which, if it were conclusive, would entitle such Partner to withdraw under subsection

   11.4(iii), above.



   11.5   WINDING UP AND LIQUIDATION.  After the Partnership shall be dissolved pursuant to the provisions of Section 11.l or 11.2, the Management Committee shall continue to exercise its powers under this Agreement for the purpose of winding up the business of the Partnership and liquidating its assets in an orderly manner, but the Partnership shall engage in no new business during the period of such winding up.



   11.5.1 Upon dissolution of the Partnership under circumstances in which the

   Partnership is required under the terms of this Agreement or by law to be wound up, the assets of the Partnership remaining after the payment, or provision for payment, of all the liabilities of the Partnership (other than any Special Contingent Obligations as hereinafter defined) shall be distributed (a) if there is any Partner who is deemed to have become a

   Withdrawn Partner pursuant to sections 3.3.4,  11.3, or 11.4, to the

   Partners and any such Withdrawn Partner(s) in the ratio that the Capital

   Account of each Partner (as of the date of dissolution) or the Withdrawn

   Partner Former Capital Account of each such Withdrawn Partner bears to the aggregate of (1) all Capital Accounts of the Partners (as of the date of dissolution) and (2) all Withdrawn Partner Former Capital Accounts of any

   such Withdrawn Partners, but only to the extent of the balance of each

   Partner's Capital Account (as of the date of dissolution) and each such

   Withdrawn Partner's Withdrawn Partner Former Capital Account, or (b) if









   there is no such Withdrawn Partner, to the Partners in the ratio and to the extent of each Partner's Capital Account and (c) finally, to the extent that there are any assets of the Partnership remaining after the distributions made pursuant to clause (a) or (b) above, to the Partners in accordance with their respective Percentage Interests as of the date immediately prior to any distribution pursuant to this Section 11.5.1 As used in this Section

   11.5.1, "Special Contingent Obligations" shall mean all contingent obligations of the Partnership with respect to any Withdrawn Partner in the amount of its Withdrawn Partner Former Capital Accounts under Section 3.5.



   11.5.2 No termination or dissolution of the Partnership or withdrawal from the Partnership shall relieve a Partner from any obligation, including but not limited to, obligations to the Partnership or other Partners accrued as of  the date of such termination,  dissolution or withdrawal or that shall thereafter accrue out of actions, occurrences or events taken or transpiring prior to the effective date of such termination, dissolution or withdrawal or the complete winding up of the Partnership, as applicable.



   11.5.3 Except as otherwise required by operation of law or by virtue of any

   Capital Contributions called pursuant to the terms of this Agreement, no

   Partner shall be obligated to contribute capital to the Partnership to satisfy a deficit in the Partner's Capital Account.



   11.6   CONTINUANCE OF PARTNERSHIP.  Except as provided in Sections 11.l and

   11.2, it is understood and agreed by each of the Partners that the relationship of partnership among them is intended to continue without









   interruption until such relationship is either specifically dissolved and wound up by 65% Vote of the Management Committee or by the occurrence of any event specified in Sections 11.l or 11.2, and each Partner waives and releases, to the extent permitted by law, its right to dissolve and wind up or obtain dissolution and the winding up of the Partnership in any other manner or for any other reason.  In this connection, the Partners agree and intend that the Partnership shall not be dissolved and wound up by the admission of a new Partner pursuant to Section 9 or by the withdrawal of a

   Partner from the Partnership for any reason, voluntary or involuntary.  If,

   notwithstanding the foregoing understanding, agreements and intentions of the Partners, the Partnership may at any time or from time to time be deemed by operation of law to be dissolved and in circumstances other than Sections

   11.l or 11.2.1 or 11.2.2 (for example, upon the bankruptcy or withdrawal of a Partner), each of the Partners hereby covenants and agrees with the other

   Partners as follows:



   11.6.1 The business and affairs of the Partnership shall continue without interruption and be carried out by a new partnership (the "Successor

   Partnership");



   11.6.2 The Partners of the Successor Partnership shall be the Persons who were Partners hereunder at the time of such dissolution other than any

   Person whose actions or any action with respect to its membership in the

   Partnership shall have been the sole cause of its dissolution;













   11.6.3 The Successor Partnership and the Partners thereof shall be governed by the terms of this Agreement as if the Successor Partnership were the

   Partnership;



   11.6.4 Each of the Partners covenants and agrees to execute such further agreements, including (without limitation) notes, novations and accommodations, as may be necessary to continue the business of the

   Partnership and to protect and perfect any lien or security interest granted by the Partnership;



   11.6.5 Each of the Partners waives and releases, to the full extent it may lawfully do so, all rights to a winding up or liquidation of the business of the Partnership, notwithstanding that the dissolution of the Partnership may be caused wrongfully or otherwise in contravention of this Agreement by such

   Partner or any other Partner, and further notwithstanding that, at the time of such dissolution, such Partner shall be, or be deemed to be or thereby become, a Withdrawn Partner pursuant to this Agreement; and



   11.6.6 As used in this 11.6, the term "Partnership," at any point in time,

   shall mean the Partnership originally formed pursuant to this Agreement or the Successor Partnership which at such time is continuing the business and affairs of the Partnership originally so formed.

















   12.    ARBITRATION.
          -----------

   12.1   OPTIONAL ARBITRATION.  In the event that the Partners who are parties to a dispute are unable to agree on any matter arising under this Agreement,

   such Partners may, but shall not be obligated, to have such dispute resolved pursuant to binding arbitration.  Any Partner may request binding arbitration of any dispute arising hereunder by giving written notice to each of the other Partners that it wishes to invoke the arbitration provisions of this Agreement.  The Partner requesting arbitration shall set forth in such notice in adequate detail the issues to be arbitrated, and within ten (10) days from receipt of such notice any other Partner may set forth in adequate detail additional related issues to be arbitrated.  If arbitration is requested by any Partner, and agreed to by the other Partners which are party to the matter in dispute, the decision of the arbitrators shall be final and binding upon all the Partners involved, and the decision of the arbitrators may be entered in any court having jurisdiction.



   12.2   CONDUCT OF ARBITRATION.  The arbitration shall be conducted by a panel of three individuals knowledgeable and experienced in the type of matter that is the subject of the dispute who have not previously been employed or retained by any Partner involved in the dispute or an Affiliate and do not have a direct or indirect interest in any Partner or the subject matter of the dispute.  In the event the Partners are unable to agree upon all three of the individuals, then such remaining individuals shall be selected by the American Arbitration Association ("AAA").  The Arbitration

   shall be conducted in Boston, Massachusetts in accordance with the commercial arbitration rules of the AAA.








   12.3   COSTS.  Upon the determination of any such dispute, the arbitrators shall bill the costs attributable to such binding arbitration to the party whose position they determine is most inconsistent with the actual decision rendered; provided, however, that the arbitrators shall be empowered to apportion such costs among the parties if they deem it appropriate.



   12.4   OPTIONAL ARBITRATION TO BE BINDING.  It is the intent of the Partners that once arbitration is requested by a Partner and agreed to by the other

   Partners which are party to the dispute in question, the matter(s) set for arbitration shall be decided as set forth herein and they shall not seek to have this Section 12 rendered unenforceable or to have such matter decided in any other way; provided, however, that nothing herein shall prevent the

   Partners which are parties to any such arbitration from negotiating a settlement of any issue at any time.

































   13.    GENERAL.
          -------

   13.1   EFFECT OF AGREEMENT.  From and after the Formation Date, this

   Agreement, including Schedules A and B, reflects the whole and entire agreement among the Partners and supersedes all contemporaneous and/or prior written or oral agreements between or among the Partners as a group or individually related to the subject matter hereof.  This Agreement may be amended, restated or supplemented only by the Unanimous Vote of all Partners or their Representatives on the Management Committee acting individually and not as members of any block; provided, however, that any Additional Partner may be admitted to the Partnership in accordance with the provisions of

   Section 9 (and any appropriate adjustment in the Percentage Interests of the

   Partners on Schedule A hereto as a result of such admission may be effected)

   by the execution of a counterpart of this Agreement by such Additional

   Partner; and provided further, that no amendment which would adversely affect the rights of any Withdrawn Partner(s) under Section 2.10 shall be effective against such Withdrawn Partner(s) unless the same is expressly agreed to in writing by such Withdrawn Partner(s).



   13.2   NOTICES.  Notice to all Partners shall be deemed to be notice to the

   Partnership.  If any Partner receives a notice to or on behalf of the

   Partnership, such Partner shall immediately transmit such notice to all

   Partners.  Any written notice or other communication shall be sufficiently given or shall be deemed given (a) on the date transmitted by facsimile transmission provided that the sender shall have a written record generated by the receiving electronic device of the receipt thereof, and provided further that a copy of such notice is sent promptly thereafter by certified








   mail, return receipt requested, first class postage prepaid, or (b) on the first business day after the sending of such notice by nationally recognized overnight courier service, in each case addressed as follows:



   13.2.1 To each of the Partners at the address set forth below or at such other address as may be designated from time to time by any Partner by written notice to each other Partner and the Partnership:

                    Bay State Energy Enterprises, Inc.
                    300 Friberg Parkway
                    Westborough, Massachusetts 01581-5039
                    Attn:  Thomas A. Sacco
                    Title:  Vice President
                    Phone: (508) 836-7250
                    Fax: (508) 836-7072

                    ENI Gas Service, Inc.
                    P. O. Box 1500
                    Hartford, CT  06144-1500
                    Attn: Harry Kraiza, Jr.
                    Title:  Senior V.P.
                    Phone: (203) 727-3245
                    Fax: ( 203) 727-3064

                    Koch Energy Alliance Company
                    600 Travis Street
                    Houston, TX  77253-3327
                    Attn:  Joseph A. Blount, Jr.
                    Title:  President
                    Phone: (713) 229-4609
                    Fax: (713) 229-5210

   and

   13.2.2 To the Partnership at its principal office specified by the

   Management Committee in accordance with Section 2.7 or such other address as may be designated from time to time by written notice to each of the

   Partners.  Any Partner may request that copies of notices be given to any

   Affiliate at such address designated by such Partner by written notice to each other Partner and to the Partnership, provided that any failure to give









   such notice shall not affect the validity of any notice given to any Partner or the Partnership in accordance with this Section 13.2. Each of the

   Partners agrees to give such notice to any such Affiliate.



   13.3   FURTHER ASSURANCES.  Each of the Partners and Withdrawn Partners

   agrees to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be reasonably necessary more fully to effectuate this Partnership and carry on the

   Partnership business in accordance with this Agreement.



   13.4   APPLICABLE LAW.  This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to the principles of conflicts of laws.  In the event that any provision of this Agreement shall be deemed to conflict with any provision of the Massachusetts Uniform Partnership Act (the "Act"), the provisions of the Act shall to the extent required by the Act, be controlling.



   13.5   COUNTERPARTS.  This Agreement may be executed in counterparts

   (including counterparts provided for execution by an Additional Partner),

   each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



   13.6   Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this

   Agreement.











   13.7   Waiver.  No waiver by any Person of any default by any Partner or

   Partners in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release, the said

   Partner or Partners from performance of any other provision, condition or requirement herein; nor shall such waiver be deemed to be a waiver of, or in any manner a release of, said Partner or Partners from future performance of the same provision, condition or requirement.  Any delay or omission of any

   Partner to exercise any right hereunder shall not impair the exercise of any such right, or any like right, accruing to it thereafter.  No waiver of a right created by this Agreement by one or more Partners shall constitute a waiver of such right by the other Partners except as may otherwise be required by law with respect to Persons not parties hereto.  The failure of one or more Partners to perform its or their obligations hereunder shall not release the other Partners from the performance of such obligations.



   13.8   PARTITION.  The Partners expressly waive and release any right to have their interest, individually or collectively, in the Partnership partitioned or sold for the purpose of dividing the proceeds of such sale for the period during which the Partnership or any Successor Partnership shall remain in existence.



   13.9   LAWS AND REGULATORY BODIES.  This Agreement and the obligations of the Partners hereunder are subject to all applicable laws, rules, orders and regulations of governmental authorities having jurisdiction and, in the event of conflict, such laws, rules, orders and regulations of governmental authorities having jurisdiction shall control.









   13.10  PARTNERSHIP OPPORTUNITY.  Participation in the Partnership shall in no way restrain a Partner, an Affiliate or the officers, directors,

   shareholders, or employees of the Partner or Affiliate from the pursuit of present or future business activities, whether or not any such activity is competitive with the business of the Partnership, or in any way preclude or restrict any of them from entering into a joint venture, partnership or other business arrangement with the Partnership.  None of any Partner's or its Affiliate's officers, directors, shareholders, employees shall under any circumstances be obligated or bound to offer or present to the Partnership any business opportunity offered to such officers, directors, shareholders,

   employees,  as a prerequisite to the acquisition of or investment in such business opportunity by any of them.  The parties agree and acknowledge that the provisions of this Section 13.10 are not applicable to the General

   Manager or any employee of the Partnership.



   13.11  SECTION NUMBERS.  Unless otherwise indicated, references to section numbers are to sections of this Agreement.



   13.12  CONFIDENTIALITY.  Except as hereinafter provided, the Partnership and each Partner shall treat as confidential, and not disclose to any third party not authorized by the Management Committee to receive confidential information, any information obtained either directly or indirectly from any other Partner pursuant to this Agreement and designated by such Partner as confidential, or other confidential information developed or acquired by the

   Management Committee, or by the General Manager or those under his supervision during performance of their obligations on behalf of the









   Partnership, unless such confidential information (a) was already in the possession of the receiving Partner, or an Affiliate thereof, at the time it obtained such confidential information hereunder, (b) was or is published or otherwise is or becomes generally available to the public through no fault of such receiving Partner or its Affiliate, (c) is developed independently by the receiving Partner or its Affiliates or (d) was or is made available to such Partner or its Affiliate without restriction by any Person or entity which is not bound by, and does not impose, an obligation of confidentiality or use with respect thereto.  Further, neither the Partnership nor any

   Partner shall (a) use any such confidential information (other than its own)

   for any purpose other than in connection with the activities of the

   Partnership pursuant to this Agreement or (b) disclose, reveal or otherwise make any such confidential information (other than its own) available to any unauthorized third party without the prior written consent of the other

   Partners hereunder, unless such disclosure is required by operation of law or regulation.  The Partners and the Management Committee shall establish and enforce reasonable procedures for the protection of confidential information and shall restrict disclosure of such information to as few as possible of the employees, officers, agents and Affiliates of each Partner and the Partnership, and only to those who need to know such information in connection with the purposes of the Partnership as set forth herein.  Each

   Partner and the Management Committee shall take such reasonable and prudent steps and precautionary measures as are required to ensure compliance with this section 13.12 by such of their employees, officers, agents, Affiliates and other Persons as shall be given access to such confidential information and shall be responsible for compliance by their employees, officers, agents









   and Affiliates.  The obligations of the Partners and Withdrawn Partners pur-

   suant to this Section 13.12 shall survive the term of this Agreement for a period of five (5) years.  The Partners agree that no adequate remedy at law exists for a material breach or threatened material breach of any of the pro-

   visions of this Section 13.12, the continuation of which unremedied will cause the injured Partners to suffer irreparable harm.  Accordingly, the Par-

   tners agree that the injured Partners shall be entitled, in addition to other remedies which may be available to them, to immediate injunctive relief from any material breach of any of the provisions of this Section 13.12 and to specific performance of their  rights hereunder, as well as to any other remedies available at law or in equity.



   13.13  SEVERABILITY.  Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in force in all other

   respects.   Should any provision of this Agreement be or become ineffective because of changes in applicable laws or interpretations thereof, or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected thereby.  If such circumstances arise, the parties hereto shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by law.



   13.14  THIRD PERSONS.  Except as expressly provided in this Agreement,

   nothing herein expressed or implied is intended or shall be construed to









   confer upon or to give any Person not a party hereto any rights or remedies under or by reason of this Agreement.



   13.15  DRAFTING.  This Agreement shall not be interpreted either more or less favorably towards any Partner by virtue of the fact that such Partner or its counsel was responsible or principally responsible for the drafting of all or a portion hereof.

















































     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and sealed by their duly authorized representatives as of the date first set forth above.





                                        BAY STATE  ENERGY ENTERPRISES,
                                        INC.

                                        By:  Thomas A. Sacco
                                           ---------------------------
                                        Its:  Vice President
                                            --------------------------
   Antonio D. Augiar
   -------------------------------------
   ATTEST
                                        KOCH ENERGY ALLIANCE
                                        COMPANY

                                        By:  Joseph A. Blount Jr.
                                             -------------------------
                                        Its:  President
                                             -------------------------
   Donna J. Worley
   --------------------------------------
   ATTEST

                                        ENI GAS SERVICES, INC.

                                        By:  Harry Kraiza, Jr.
                                            --------------------------
                                        Its:  Senior Vice President
                                            --------------------------
   Edna M. Karanian
   ---------------------------------------
   ATTEST


















                                   SCHEDULE  A
                                   -----------



          Partner Name                                Percentage Interest
          ------------                          -------------------
          BSEE                                              33 1/3%
          ENIG                                              33 1/3%
          KEAC                                              33 1/3%


















































                                    SCHEDULE B
                                    ----------

                            [FORM OF] PROMISSORY NOTE
                            -------------------------


                                        [ Location]
                                         ---------
                                        [Date]
                                         ----


     In consideration of becoming a partner in KBC Energy Services ("KBC"), a general partnership, formed pursuant to the partnership agreement entered into by Koch Energy Alliance Company, Bay State Energy Enterprises, Inc.,

   and ENI Gas Services, Inc., dated June ___, 1995 (the "Partnership

   Agreement"), [Name of Partner] promises to pay to KBC, in accordance with
                ---------------

   the terms and conditions of the Partnership Agreement, any Capital

   Contribution requested, pursuant to such agreement, by the KBC Management

   Committee, up to a cumulative total of  $ 1,700,000.  Any failure to pay any such amount shall be governed by the terms of the Partnership Agreement.

   [Name of Partner]  shall not be liable under this promissory note for any
    ---------------

   cash payments resulting from a cash call made by the Management Committee after the effective date of said Partner's withdrawal from the Partnership.

   The capitalized terms in this promissory note shall have the same meaning as the terms are used in the Partnership Agreement.


                              [NAME OF PARTNER]
                               ---------------

                              By:________________________________

                              Title:_______________________________



